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                                                               Exhibit 5.1

                              April 22, 1996

MAXXAM Inc.

5847 San Felipe, Suite 2600

Houston, Texas 77057

Ladies and Gentlemen:

  I and members of my staff have acted as counsel for MAXXAM Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Reg. No. 333-69) of the Company, as amended by Amendment Nos. 1 through 3 thereto (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed sale and issue by the Company pursuant to Rule 415 under the Act of secured and unsecured debt securities (the "Securities") which may be offered from time to time and may consist of debentures, notes and/or other evidence of indebtedness, or any combination of the foregoing.

  In connection with the foregoing, I or members of my staff have examined, among other things (i) copies of the Registration Statement and exhibits thereto, and (ii) the indenture in the form filed as Exhibit 4.1 to the Registration Statement relating to the Securities (the "Indenture"). In addition, I or members of my staff have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements and certificates of public officials, certificates of officers and representatives of the Company, and such other documents as I or members of my staff have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to the originals of all copies submitted to me as conformed or photocopies, and the authenticity of the originals of such latter documents. As to various questions or fact materials to this opinion, I have relied, without independent investigation or verification, upon representations, statements or certificates of public officials and officers and representatives of the Company.

  For purposes of the opinion expressed below, I have assumed the effectiveness of the Registration Statement, the taking of appropriate further corporate action by the Company including, without limitation, its Board of Directors, and the sale and delivery of any subsequently offered Securities against payment therefore at prices and in accordance with the terms set forth in a prospectus constituting part of the Registration Statement or a supplement to such prospectus. For the purpose of the opinion expressed in paragraph 1 and 2 below, I have also assumed the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA") (including the granting of such orders of the Commission as may be necessary or advisable to exempt the Indenture from certain provisions of the TIA), and the due execution and delivery of the Indenture by the parties thereto.

  Based upon the foregoing, I am of the opinion that upon the due execution of the Securities on behalf of the Company and the due delivery of the Securities in accordance with the terms of the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefit of the Indenture.

  I call your attention to the fact that I am admitted to practice only in the states of California and Texas and the District of Columbia, and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the General Corporation Law of the state of Delaware, the laws of the states of California and Texas and the Federal laws of the United States of America. The opinion expressed herein is based upon such laws as are in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision or otherwise.
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MAXXAM Inc.

April 22, 1996

Page 2

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus that forms a part thereof. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

  I am delivering this opinion to the Company, and no person other than the Company may rely upon it.

                                          Very truly yours,

                                          Anthony R. Pierno

                                          Senior Vice President and General
                                           Counsel